Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                  203-273-0123

                               Herein called Aetna


Agrees to pay the benefits stated in this Contract.






DETAILS OF VARIABLE FEATURES OF THIS CONTRACT ARE IN THE DEPOSIT, RESERVE, AND SURRENDER PROVISIONS, AND ANNUITY PROVISIONS.


                                 RIGHT TO CANCEL

The Owner may cancel this Contract within 10 days of receiving it, by sending a written notice to Aetna at the above address or to the agent from whom it was purchased. Aetna will return all payments made for this Contract within 7 days after it receives the notice of cancellation and this Contract.


This page, the following pages, and the application, make up the entire
Contract.

Signed at the Hartford, Connecticut on the Date of Issue.

     /s/ Stephen B. Middlebrook                   /s/ William O. Bailey
           Secretary                                     President

                       INDIVIDUAL SINGLE DEPOSIT CONTRACT
                    VARIABLE OR FIXED ANNUITY OR COMBINATION
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

IST-CDA-HO                                                                39176

                                 SPECIFICATIONS



Annuitant                                            Contract No.

Date of Issue



Deduction from Deposit - The amount of the Net Deposit applied will be the deposit received minus a deduction for premium taxes, if any then deducted (see Deposit, Reserve, and Surrender Provisions of this Contract).

Deductions From The Separate Account And The Funds - Total deductions equal 1.5% on an annual basis. Once Annuity payments begin, Aetna must earn a gross return on the assets of the Separate Account of: (a) 5% on an annual basis if an assumed net return rate of 3.5% is chosen; or (b) 6.5% on an annual basis if an assumed net return rate of 5% is chosen; in order that the dollar amount of the Variable Annuity payments will not decrease.












IST-CDA-HO                             2

                                   COVER SHEET

This Contract is a legal contract between Owner and Aetna.

READ THIS CONTRACT CAREFULLY. This cover sheet is only a brief outline of some of the important features of this Contract. This cover sheet is not the insurance contract. Only the actual terms of this Contract will control. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

                                TABLE OF CONTENTS
                                                                            Page

                               GENERAL DEFINITIONS

1.    Annuity..................................................................5
2.    Fixed Annuity............................................................5
3.    Variable Annuity.........................................................5
4.    General Account..........................................................5
5.    Separate Accounts........................................................5
6.    Fund(s)..................................................................5
7.    Valuation Period.........................................................5

                               GENERAL PROVISIONS

1.    Contract.................................................................6
2.    Incontestability.........................................................6
3.    Ownership; Claims of Creditors...........................................6
4.    Beneficiary..............................................................6
5.    Misstatements and Adjustments............................................6
6.    State Laws...............................................................6
7.    Non-Participating Contract...............................................7

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS

1.    Net Deposit(s)...........................................................7
2.    Credit of Net Deposit(s).................................................7
3.    Guaranteed Interest Rate - General Account...............................7
4.    Record Units - Separate Account..........................................7
5.    Investment Increment Factors - Separate Account..........................8
6.    Record Unit Value - Separate Account.....................................8
7.    Reserve..................................................................9
8.    Transfer of Reserve......................................................9
9.    Notice to the Owner......................................................9
10.   Sum Payable at Death (Before Annuity Payments Start).....................9
11.   Surrender Value.........................................................10
12.   Table of Minimum Values - General Account...............................10


IST-CDA-HO                             3

                               ANNUITY PROVISIONS

1.    Choices to be Made......................................................12
2.    Fund(s) Annuity Units - Separate Account................................12
3.    Fund(s) Annuity Unit Value - Separate Account...........................13
4.    Annuity Options.........................................................13
5.    Special Terms Under Annuity Options.....................................24
6.    Other Terms of Annuity Options..........................................24
7.    Death of Annuitant/Beneficiary..........................................24


IST-CDA-HO                             4

                               GENERAL DEFINITIONS

1.   ANNUITY - Payment of an income:

     (a)  for the life of one or two people;

     (b)  for a stated period;

     (c)  for some mix of (a) and (b); or

     (d)  until there are no funds left.

2. FIXED ANNUITY - An Annuity of a fixed dollar amount paid from the General Account.

3. VARIABLE ANNUITY - An Annuity of a varying dollar amount paid from the Separate Account.

4. GENERAL ACCOUNT - The Account which holds the assets of Aetna, other than those assets of Aetna in the Separate Accounts. Reserves for a Fixed Annuity are held in the General Account.

5. SEPARATE ACCOUNTS - Accounts set up by Aetna under the Connecticut Insurance Laws. Assets for this class of variable contracts are set apart from other assets of Aetna. Reserves for a Variable Annuity are held in a Separate Account and invested in shares of Fund(s).

6. FUND(S) - The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940. They are:

     (a)  Aetna Variable Fund, Inc. (Variable Fund);

     (b)  Aetna Variable Encore Fund, Inc. (Encore Fund);

     (c)  Aetna Income Shares, Inc. (Income Fund); and

     (d)  Other funds (if any) which Aetna may allow.

7. VALUATION PERIOD - The period of time from the end of one business day to the end of the next business day.


IST-CDA-HO                             5

                               GENERAL PROVISIONS

1.   Contract

     This Contract may be changed only by an officer of Aetna. Any change must be made in writing. Any choices under this Contract by the Owner, Annuitant or beneficiary must be in writing. Until receipt of such choices in the Home Office of Aetna, Aetna may rely on any previous choices made.

     Aetna will make Annuity payments as and when due. Any other payments will be made by Aetna within 7 days of receipt of the written claim for payment.

2.   Incontestability

     Aetna cannot cancel this Contract because of any error of fact on the application.

3.   Ownership; Claims of Creditors

     The Owner shall be as stated on the application, or as later changed by the Owner. During the lifetime of the Annuitant, all of the benefits and rights granted by this Contract, or allowed by Aetna, belong to the Owner.

     The Owner may be changed only to the Annuitant on a non-transferrable basis. This Contract may not be:

     (a) subject to the claims of any creditors; and

     (b) sold, assigned, or pledged to other than Aetna.

4.   Beneficiary

     The beneficiary shall be as stated on the application, or as later changed by the Owner. If no beneficiary is living at the death of the Annuitant, payment of any amount due will be made to the Owner or to the estate of the Owner.

5.   Misstatements and Adjustments

     If the age or sex of any payee is found to be misstated, the correct facts will be used to adjust payments.

6.   State Laws

     This Contract follows the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws.

IST-CDA-HO                             6

7.   Non-Participating Contract

     The Owner will have no right to share in the earnings of Aetna.

                   DEPOSIT, RESERVE, AND SURRENDER PROVISIONS

1.   Net Deposit

     The Net Deposit is the single deposit minus a charge to pay premium taxes, if any. As a rule, Aetna will take this charge out of the Reserve (see below) when annuity payments are to start. But, if Aetna determines that it must pay any imposed premium tax at any other time, it may take out the charge at any time.

2.   Credit of Net Deposit(s)

     On the basis of information supplied by the Owner, Aetna will credit the Net Deposit in either:

     (a) the General Account;

     (b) the Separate Account where it is invested in Fund(s) as directed by the Owner; or

     (c) a mix of (a) and (b).

3.   Guaranteed Interest Rate - General Account

     On a Net Deposit made to the General Account, Aetna will add interest daily at an annual rate no less than:

     (a) 4% except under the Annuity Provisions; and

     (b) 3.5% under the Annuity Provisions.

     Aetna may add interest daily at any higher rate.

4.   Record Units - Separate Account

     The portion of the Net Deposit applied to the Separate Account Fund(s) will determine the number of Record Units. This number is equal to the Net Deposit divided by the Record Unit Value (see below) for the Valuation Period when the Net Deposit is received.


IST-CDA-HO                             7

5.   Investment Increment Factors - Separate Account

     Investment Increment Factors are those items used to determine a Fund's net return factor for each Valuation Period. The net return factor(s) are then used to compute all Separate Account values and payments.

     The gross return is equal to:

     (a) investment income; plus

     (b) realized and unrealized capital gains; minus

     (c) realized and unrealized capital losses; minus

     (d) certain investment expenses; and minus

     (e) a daily charge at an annual rate of .25% for investment management expense and profit.

     The gross return is divided by the net assets of the Fund at the start of the Valuation Period to compute the gross return rate. A gross return rate may be more or less than 0. The net return rate is equal to:

     (a) the gross return rate; plus or minus

     (b) taxes (or charges to a tax reserve) on the Separate Account; and minus

     (c) a daily charge at an annual rate of 1.25% for annuity mortality and expense risks and profit.

     A net return rate may be more or less than 0.

     The net return factor for each Fund is equal to the net return rate plus 1.000000.

6.   Record Unit Value - Separate Account

     The Record Unit Value of each Separate Account Fund is computed by multiplying the net return factor for the current Valuation Period by the Record Unit Value for the previous Period. The dollar value of Record Units, Separate Account Reserves, and Variable Annuity payments may go up or down due to investment gain or loss.


IST-CDA-HO                             8

7.   Reserve

     The Reserve is equal to:

     (a) the Net Deposit credited to the General Account (if any); plus

     (b) General Account interest added by Aetna; plus

     (c) the value of the Separate Account Record Units (if any); and minus

     (d) any amounts previously surrendered.

8.   Transfer of Reserve

     The Owner may transfer any portion of the Reserve from any Fund to any other Fund or to the General Account. The Reserve cannot be transferred from the General Account to any of the Funds. A transfer of the Reserve cannot be made within 90 days of a previous transfer.

9.   Notice to the Owner

     Aetna will notify the Owner each year of:

     (a) the investments held in the Fund(s) for the Separate Account; and

     (b) the number of record units; or

     (c) the number of annuity units; and

     (d) the value of a unit.

     Such number or values will be as of a date no more than 60 days before the date of the notice.

10.  Sum Payable at Death (Before Annuity Payments Start)

     Aetna will pay to the beneficiary the Reserve if:

     (a) the participant dies before Annuity payments start; and

     (b) the notice of death is received by Aetna.

     The sum paid will be the Reserve on the date when the notice is received. The beneficiary may choose to apply any sum under Annuity Options (see Annuity Provisions).

IST-CDA-HO                             9

11.  Surrender Value

     The owner, before Annuity payments start, may choose to surrender all or a portion of the Reserve. The amount paid by Aetna on any surrender will be the Reserve surrendered less a percentage charge. The charge will vary according to the period of time between the Date of Issue and the date of surrender, as follows:

           If period of time is                                        Charge

           Less than 5 years                                             5%
           From 5 to 6 years                                             4%
           From 6 to 7 years                                             3%
           From 7 to 8 years                                             2%
           From 8 to 9 years                                             1%
           9 or more years                                              None

     In no event, however, will the charge on a total surrender exceed 9% of the actual deposit made to that Account.

     Under certain emergency conditions, Aetna has the right to defer payment of any surrender value as provided by federal or state law.

12.  Table of Minimum Values - General Account

     The Table below shows minimum (Fixed) General Account values at the end of contract years. These values assume:

     (a) the deposit to the General Account was made on the Date of Issue;

     (b) there have been no partial surrenders; and

     (c) interest has been added at the guaranteed interest rate (see Guaranteed Interest Rate).

     If interest is added at a higher rate at any time, actual values will be more than those shown below.

IST-CDA-HO                             10

                 TABLE OF MINIMUM (FIXED) GENERAL ACCOUNT VALUES

                PER $1,000 OF NET DEPOSIT TO THE GENERAL ACCOUNT

                                         Minimum                                               Minimum
     End of            Minimum          Surrender           End of           Minimum          Surrender
      Year           Reserve              Value              Year            Reserve            Value

1                      $  1,040            $   988            16             $  1,872           $  1,872
2                         1,082              1,028            17                1,947              1,947
3                         1,125              1,069            18                2,025              2,025
4                         1,170              1,111            19                2,106              2,106
5                         1,217              1,156            20                2,191              2,191
6                         1,265              1,215            25                2,665              2,665
7                         1,316              1,276
8                         1,369              1,341            30                3,243              3,243
9                         1,423              1,409
10                        1,480              1,480            35                3,946              3,946
11                        1,539              1,539            40                4,801              4,801
12                        1,601              1,601
13                        1,665              1,665            45                5,841              5,841
14                        1,731              1,731
15                        1,800              1,800            50                7,106              7,106

IST-CDA-HO                             11

                               ANNUITY PROVISIONS

1.   Choices to be Made

     The Owner may tell Aetna to pay the Reserve (minus any charge for premium taxes) as a premium for an Annuity under Options 2, 3, 4, and 5 (see below). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. The Owner may tell Aetna to make the first Annuity payment on the first day of any prior month.

     When any option is chosen, the Owner or beneficiary choosing the option must tell Aetna if payments are to be made other than monthly. They must also tell Aetna to pay:

     (a) a Fixed Annuity;

     (b) a Variable Annuity using any Variable Fund;

     (c) a Variable Annuity using Income Fund; or

     (d) any mix of these.

     When choosing a Variable Annuity, an assumed net return rate of 5% per year may be chosen. If not chosen, Aetna will use an assumed net return rate of 3.5% per year.

2.   Fund(s) Annuity Units - Separate Account

     the amount of the first Variable Annuity payment will be equal to:

     (a) the portion of the Individual Account Reserve (minus any charges for premium taxes) to be used to pay a Variable Annuity using the Fund(s); times

     (b) the rate for each $1,000 for the Option chosen.

     Such amount, or portion, of the payment using a Fund will be divided by the Fund(s) Annuity Unit Value (see below) on the due date of the first payment to determine the number of the Fund(s) Annuity Units.

     Such number of the Fund(s) Annuity Units remains fixed. Each future payment is equal to such number times the Fund(s) Annuity Unit Value on the due date of each payment.


IST-CDA-HO                             12

3.   Fund(s) Annuity Unit Value - Separate Account

     For any Valuation Period the Fund(s) Annuity Unit Value is equal to:

     (a) the Value for the next previous Period; times

     (b) the net return factor(s) (see Investment Increment Factors - Separate Account provisions) for the tenth previous Period; times

     (c) a factor to reflect the assumed net return rate.

     The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

     The dollar amount of Annuity Units, values, and payments may go up or down due to investment gain or loss.

     Payments shall not be changed due to mortality or expense results.

4.   Annuity Options

     Option 1 - Payment of Interest on Sum Left With Aetna - This Option may be used only by the beneficiary when the death of the Annuitant is before Aetna has started paying an Annuity. A portion or all of the sum due may be held in the General Account of Aetna at interest (see Guaranteed Interest Rate - General Account provision). The beneficiary may later tell Aetna to:

     (a) pay a portion, or all, of the sum held by Aetna; or

     (b) apply a portion, or all, of the sum held by Aetna under any of the Annuity Options below.

     Option 2 - Payments of a Stated Dollar Amount - An Annuity of a chosen amount will be paid until there are no funds left. The payments to be made in a year must be no less than $60 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years.

     Where there is a right under Federal Securities Law to forego future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).

     Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be no less than 3 and no more than 30.


IST-CDA-HO                             13

     Where there is a right under Federal Securities Law to forego future payments and receive the present value of the Annuity under this Option in a lump sum, the exercise of that right within a 3 year period after the start of payments shall be treated as a surrender (see Surrender Value under Deposit, Reserve and Surrender Provisions).

IST-CDA-HO                             14

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                          PAYMENTS FOR A STATED PERIOD

Years of           Amount of         Years of          Amount of        Years of         Amount of
Payments           Payments          Payments          Payments         Payments          Payments
--------           --------          --------          --------         --------          --------
   3                $29.19              13               $7.94             22               $5.39
   4                 22.27              14                7.49             23                5.24
   5                 18.12              15                7.10             24                5.09
   6                 15.35              16                6.76             25                4.96
   7                 13.38              17                6.47             26                4.84
   8                 11.90              18                6.20             27                4.73
   9                 10.75              19                5.97             28                4.63
   10                 9.83              20                5.75             29                4.53
   11                 9.09              21                5.56             30                4.45
   12                 8.46

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                          PAYMENTS FOR A STATED PERIOD

Years of           Amount of         Years of          Amount of        Years of         Amount of
Payments           Payments          Payments          Payments         Payments          Payments
--------           --------          --------          --------         --------          --------
   3               $29.80              13               $8.64              22               $6.17
   4                22.89              14                8.20              23                6.02
   5                18.74              15                7.82              24                5.88
   6                15.99              16                7.49              25                5.76
   7                14.02              17                7.20              26                5.65
   8                12.56              18                6.94              27                5.54
   9                11.42              19                6.71              28                5.45
  10                10.51              20                6.51              29                5.36
  11                 9.77              21                6.33              30                5.28
  12                 9.16

IST-CDA-HO                             15

Option 4 - Life Income - An Annuity will be paid for life. Payments may be made for a minimum stated period, if chosen, of 60, 120, 180 or 240 months. If the Annuitant dies before the end of such stated period, payments will be made to the beneficiary for the rest of the stated period.


IST-CDA-HO                             16

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                                     LIFE INCOME WITH
              Age of                           Payments Guaranteed for a Stated Period of Months:
             Annuitant                   None            60             120           180           240
      Male              Female
      ----              ------           ----            --             ---           ---           ---
       50                 55             $4.98          $4.96         $4.89          $4.77         $4.62
       51                 56              5.08           5.05          4.98           4.85          4.68
       52                 57              5.18           5.16          5.07           4.93          4.74
       53                 58              5.30           5.26          5.17           5.01          4.80
       54                 59              5.41           5.38          5.27           5.09          4.86

       55                 60              5.54           5.49          5.37           5.17          4.92
       56                 61              5.67           5.62          5.48           5.26          4.98
       57                 62              5.80           5.75          5.59           5.35          5.04
       58                 63              5.95           5.89          5.71           5.44          5.10
       59                 64              6.10           6.03          5.83           5.53          5.16

       60                 65              6.27           6.19          5.96           5.62          5.22
       61                 66              6.44           6.35          6.09           5.72          5.27
       62                 67              6.63           6.52          6.23           5.81          5.33
       63                 68              6.82           6.71          6.38           5.91          5.38
       64                 69              7.04           6.90          6.53           6.00          5.43

       65                 70              7.26           7.11          6.68           6.10          5.47
       66                 71              7.50           7.33          6.84           6.19          5.52
       67                 72              7.76           7.56          7.01           6.28          5.55
       68                 73              8.04           7.80          7.18           6.37          5.59
       69                 74              8.34           8.07          7.35           6.46          5.62

       70                 75              8.67           8.34          7.52           6.54          5.65
       71                                 9.01           8.63          7.70           6.62          5.67
       72                                 9.39           8.94          7.88           6.69          5.69
       73                                 9.79           9.26          8.05           6.76          5.71
       74                                10.22           9.61          8.22           6.81          5.72
       75                                10.69           9.96          8.39           6.87          5.73

              Rates for ages not shown will be provided on request
                 and will be computed on a basis consistent with
                         the rates in the above tables.



IST-CDA-HO                             17

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

          Rates for Variable Annuity with Assumed Net Return Rate of 5%

                                                     LIFE INCOME WITH
              Age of                           Payments Guaranteed for a Stated Period of Months:
             Annuitant                   None            60             120           180           240
      Male              Female
      ----              ------           ----            --             ---           ---           ---
       50                 55             $5.89          $5.86         $5.78          $5.65         $5.48
       51                 56              5.99           5.96          5.86           5.71          5.53
       52                 57              6.09           6.06          5.95           5.79          5.59
       53                 58              6.20           6.16          6.04           5.86          5.64
       54                 59              6.32           6.27          6.14           5.94          5.70

       55                 60              6.44           6.39          6.24           6.02          5.75
       56                 61              6.57           6.51          6.34           6.10          5.80
       57                 62              6.71           6.64          6.45           6.18          5.86
       58                 63              6.85           6.77          6.56           6.26          5.91
       59                 64              7.00           6.92          6.68           6.35          5.97

       60                 65              7.16           7.07          6.80           6.43          6.02
       61                 66              7.34           7.23          6.93           6.52          6.07
       62                 67              7.52           7.40          7.06           6.61          6.12
       63                 68              7.72           7.58          7.20           6.70          6.17
       64                 69              7.93           7.77          7.35           6.79          6.21

       65                 70              8.16           7.97          7.50           6.88          6.25
       66                 71              8.40           8.19          7.65           6.97          6.29
       67                 72              8.66           8.42          7.81           7.05          6.33
       68                 73              8.94           8.66          7.97           7.14          6.36
       69                 74              9.24           8.92          8.13           7.22          6.39

       70                 75              9.56           9.19          8.30           7.29          6.41
       71                                 9.91           9.48          8.47           7.36          6.43
       72                                10.29           9.78          8.64           7.43          6.45
       73                                10.69          10.10          8.80           7.49          6.47
       74                                11.13          10.43          8.97           7.55          6.48
       75                                11.60          10.79          9.13           7.60          6.49

              Rates for ages not shown will be provided on request
                 and will be computed on a basis consistent with
                         the rates in the above tables.


IST-CDA-HO                             18

Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second annuitant. At the death of either, payments will continue to the survivor. When this option is chosen, a choice must be made of:

     (a) 100% of the payment to continue to the survivor;

     (b) 662/3% of the payment to continue to the survivor;

     (c) 50% of the payment to continue to the survivor; or

     (d) payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.


IST-CDA-HO                             19

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------    --------
   50         55          $4.10       $4.27          $4.43        $4.57        $4.69        $4.79        $4.86
   55         60           4.21        4.43           4.65         4.86         5.04         5.20         5.32
   60         65           4.30        4.57           4.86         5.15         5.43         5.68         5.88
   65         70           4.38        4.69           5.04         5.43         5.83         6.21         6.56
   70         75           4.44        4.79           5.20         5.68         6.21         6.78         7.33
   75         80           4.48        4.86           5.32         5.88         6.56         7.33         8.16
   80         85            --         4.91           5.41         6.03         6.82         7.80         8.95


         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45      Male 50       Male 55      Male 60       Male 65      Male 70     Male 75
  Male      Female    Female 50    Female 55     Female 60    Female 65     Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------    --------
   50         55         $5.00        $5.16          $5.31        $5.44        $5.57        $5.67        $5.75
   55         60          5.11         5.31           5.51         5.71         5.90         6.06         6.19
   60         65          5.20         5.44           5.71         5.99         6.26         6.52         6.73
   65         70          5.28         5.57           5.90         6.26         6.65         7.04         7.38
   70         75          5.34         5.67           6.06         6.52         7.04         7.59         8.14
   75         80          5.38         5.75           6.19         6.73         6.38         8.14         8.96
   80         85           --          5.81           6.29         6.90         7.66         8.62         9.76

              Rates for ages not shown will be provided on request
                 and will be computed on a basis consistent with
                         the rates in the above tables.

IST-CDA-HO                             20

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66 2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

        Age of
   Second Annuitant                                        Age of Annuitant
                          Male 45       Male 50      Male 55      Male 60     Male 65      Male 70     Male 75
   Male       Female     Female 50     Female 55    Female 60    Female 65   Female 70    Female 75
  ----        ------     ---------     ---------    ---------    ---------   ---------    ---------    --------
    50         55          $4.51        $4.72        $4.94        $5.18        $5.44       $5.71       $6.00
    55         60           4.70         4.94         5.20         5.49         5.81        6.14        6.49
    60         65           4.90         5.18         5.49         5.84         6.23        6.65        7.09
    65         70           5.11         5.44         5.81         6.23         6.71        7.25        7.82
    70         75           5.34         5.71         6.14         6.65         7.25        7.93        8.69
    75         80           5.58         6.00         6.49         7.09         7.82        8.69        9.69
    80         85            --          6.28         6.84         7.53         8.39        9.47       10.77

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                             66 2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

         Age of
    Second Annuitant                                        Age of Annuitant
                            Male 45      Male 50      Male 55     Male 60      Male 65      Male 70     Male 75
   Male        Female      Female 50    Female 55    Female 60   Female 65    Female 70    Female 75
   ----        ------      ---------    ---------    ---------   ---------    ---------    ---------    --------
    50           55         $5.43         $5.62        $5.84        $6.08      $6.36         $6.65        $6.98
    55           60          5.62          5.84         6.10         6.38       6.70          7.06         7.44
    60           65          5.82          6.08         6.38         6.72       7.11          7.54         8.01
    65           70          6.06          6.36         6.70         7.11       7.58          8.12         8.71
    70           75          6.31          6.65         7.06         7.54       8.12          8.80         9.56
    75           80          6.59          6.98         7.44         8.01       8.71          9.56        10.56
    80           85           --           7.31         7.84         8.49       9.33         10.38        11.66

              Rates for ages not shown will be provided on request
                 and will be computed on a basis consistent with
                         the rates in the above tables.

IST-CDA-HO                             21

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------    --------
   50         55        $4.75        $4.98          $5.24        $5.55        $5.91        $6.32        $6.79
   55         60         4.99         5.24           5.54         5.88         6.28         6.76         7.30
   60         65         5.26         5.55           5.88         6.27         6.73         7.27         7.90
   65         70         5.59         5.91           6.28         6.73         7.26         7.90         8.65
   70         75         5.96         6.32           6.76         7.27         7.90         8.67         9.57
   75         80         6.37         6.79           7.30         7.90         8.65         9.57        10.69
   80         85          --          7.30           7.88         8.59         9.49        10.61        12.00

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------    --------
   50         55        $5.67        $5.89          $6.15        $6.47        $6.84        $7.29        $7.81
   55         60         5.91         6.15           6.44         6.78         7.20         7.70         8.28
   60         65         6.20         6.47           6.78         7.16         7.63         8.19         8.86
   65         70         6.54         6.84           7.20         7.63         8.16         8.80         9.58
   70         75         6.95         7.29           7.70         8.19         8.80         9.56        10.48
   75         80         7.42         7.81           8.28         8.86         9.58        10.48        11.60
   80         85         --           8.39           8.94         9.61        10.46        11.56        12.92

              Rates for ages not shown will be provided on request
                 and will be computed on a basis consistent with
                         the rates in the above tables.


IST-CDA-HO                             22

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------    --------
    50         55       $4.10        $4.27          $4.42        $4.56        $4.68        $4.77        $4.83
    55         60        4.21         4.42           4.64         4.84         5.02         5.16         5.26
    60         65        4.30         4.56           4.84         5.12         5.38         5.61         5.78
    65         70        4.37         4.68           5.02         5.38         5.76         6.10         6.37
    70         75        4.42         4.77           5.16         5.61         6.10         6.58         7.00
    75         80        4.46         4.83           5.26         5.78         6.37         7.00         7.58
    80         85        --           4.86           5.33         5.88         6.55         7.29         8.02

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

      Age of
 Second Annuitant                                         Age of Annuitant
                       Male 45       Male 50       Male 55      Male 60      Male 65      Male 70     Male 75
  Male      Female    Female 50     Female 55     Female 60    Female 65    Female 70    Female 75
  ----      ------    ---------     ---------     ---------    ---------    ---------    ---------    --------
    50         55        $5.00        $5.15         $5.30        $5.43        $5.55        $5.64        $5.71
    55         60         5.10         5.30          5.50         5.69         5.87         6.01         6.12
    60         65         5.19         5.43          5.69         5.96         6.21         6.44         6.61
    65         70         5.27         5.55          5.87         6.21         6.57         6.90         7.17
    70         75         5.32         5.64          6.01         6.44         6.90         7.37         7.78
    75         80         5.36         5.71          6.12         6.61         7.17         7.78         8.34
    80         85         --           5.75          6.19         6.72         7.35         8.06         8.76

              Rates for ages not shown will be provided on request
                 and will be computed on a basis consistent with
                         the rates in the above tables.

IST-CDA-HO                             23

5.   Special Terms Under Annuity Options5. Special Terms Under Annuity Options

     (a) when payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

     (b) the present value of the payments to the Annuitant when payments start shall be more than 50% of the present value of the payments to be made to all payees; this restriction does not apply if Option 5 is chosen and the second Annuitant is the spouse of the Annuitant.

6.   Other Terms of Annuity Options

     No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

     Age, where used in the above tables, means age nearest birthday on the date of the first payment. The tables for Options 4 and 5 use the Annuity table for 1949 with:

     (a) a 1 year age reduction for males; and

     (b) a 6 year age reduction for females.

     If Fixed Annuity Options 3, 4, or 5 are chosen and Aetna's current applicable rates at that time are larger than the rates above, the larger payment will be made.

7.   Death of Annuitant/Beneficiary

     When an Annuitant dies while payments are being made under an Annuity Option, payments will be continued to the beneficiary as provided by the option. If no beneficiary is living, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant. The present value will assume the same interest rate that was used when the first payment was made.

     When a beneficiary dies while a sum is held at interest, the amount held will be paid in one sum to the estate of the beneficiary. When a beneficiary dies while payments are being made under an Annuity Option, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The present value will assume the same interest rate that was used when the first payment was made.

IST-CDA-HO                             24

                    Aetna Life Insurance and Annuity Company
                        Home Office: 151 FARMINGTON AVE.
                           HARTFORD, CONNECTICUT 06156
                                 (203) 273-0123


                      GROUP DEPOSIT ADMINISTRATION CONTRACT
                      ACTIVE LIFE FUND IN SEPARATE ACCOUNT
                               AND GENERAL ACCOUNT

         ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON
        INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE
                    NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


IST-CDA-HO                             25

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract or Certificate is hereby endorsed as follows:

Payments under any life Annuity Option in this Contract or Certificate; which is elected on or after the effective date of this endorsement, will be determined without regard to the sex of the Annuitant(s). Any such payments will be based solely on the age of the Annuitant(s) (as determined by the Contract or Certificate); using the most favorable rate for that age under the benefit elected.

If a larger payment would result by a female Annuitant using the rates shown in the Contract or Certificate for a male, the larger payment will be made.

Endorsed and made a part of the Contract or Certificate effective August 1, 1983.



                                                     /s/ William O. Bailey
                                                     President

EUSR-HC

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


Aetna hereby endorses this Contract to allow the transfer of Reserves out of the General Account. Such transfers will be:

(1)    a minimum of 10% of the Reserves held in the General Account;

(2)    without deduction of any charge;

(3)    to any of the Fund(s);

(4)    allowed once during each calendar year;

(5)    prior to the election of an Annuity Option; and

(6)    without affecting the rights of transfer now in the contract.

Aetna may, for temporary periods of time, allow any larger percentage to be transferred.

The value of the Reserves held in the General Account, as used above, is the value when the request is received at the Home Office of Aetna.

Endorsed and made a part of this Contract on the later of September 1, 1983 or the Date of Issue of this Contract.



                                                          /s/ William O. Bailey
                                                          President

EGAWI-HC

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is endorsed to allow for the election of a loan subject to the following conditions:

A. Add to the DEPOSIT, RESERVE, AND SURRENDER PROVISIONS the following provision:

13. Loan Value: The Owner, before an annuity option is elected, may borrow from the Reserve according to the terms specified below:

     (a) Requesting a Loan: The request must be in writing in a form acceptable to Aetna and must assign to Aetna that portion of the Reserve necessary to cover the loan amount plus interest. A loan may not be requested within 12 months of any prior loan request.

     (b) Loan Amount: The amount of the loan requested must be greater than $5,000 and, when added to the total of any prior loans outstanding, may not exceed the Reserve remaining in the Contract. The total amount of any outstanding loan(s) may not exceed $50,000. Loans can only be made from those amounts held in the Fund(s) and the Fixed Account. Loans may not be made against amounts held in the Guaranteed Interest Account. If the Owner intends to request a loan against any portion of the Guaranteed Interest Account, that portion of the Guaranteed Interest Account must be transferred to any Fund(s) or to the Fixed Account. The transferred amount will be subject to the Withdrawals provision.

         When a loan is made, an amount equal to the loan amount will be withdrawn from the Reserve. Unless instructed otherwise, the amount withdrawn will be allocated on a pro-rata basis among the Fixed Account and the Fund(s).

     (c) Loan Interest: Loan interest will accrue on a daily basis at an annual rate to 3%. Loan interest must be paid in full at least annually. The interest must be paid directly to Aetna by the Owner. If interest is not paid when due, the entire loan amount plus interest will be treated as a surrender under the terms of Contract.


E-LNIE-HG                              1

     (d) Loan Repayment: The repayment of any portion of a loan will be allocated on a current basis among the Fund(s) and Fixed Account in the same proportion as when the loan was initially made. Repayment may be made at any time during the 5 years from the date the loan was first made. Any unpaid portion of a loan must be repaid at the end of the 5 years, upon election of an annuity option under this Contract, or upon full surrender of the Contract; whichever occurs first. Aetna may require all outstanding loans be paid if the Reserve falls below an amount equal to 25% of the total loans outstanding. Any loan and accrued interest not repaid will be treated as a surrender.

B.   Add to the end of Section 7 - Reserve, the following:

     and less any amount withdrawn for a loan, if applicable.

C. Add to Section 10 - Sum payable at Death (Before Annuity Payments Start), the following:

     The Reserve payable under the terms of this section will be reduced by the amount of the accrued interest on any outstanding loan.

Endorsed and made a part of this Contract on the effective date of the Contract.




                                                          /s/ William O. Bailey
                                                          President

E-LNIE-HG                              2

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is endorsed to provide an additional accumulation option. This option does not replace or limit the use of any other option(s) available under this Contract for such purpose. This option is known as Aetna Guaranteed Equity Trust (GET Fund). The use of this option is described and limited as follows:

1. Aetna Guaranteed Equity Trust (GET Fund) - An open-end registered management investment company organized as a series fund. Each series of GET Fund constitutes a separate Fund under this Contract.

2. Allocation Period - The period of time, usually from one to three months, during which amounts may be allocated to a series of GET Fund, whether by transferring values from the other accumulation options, or by Purchase Payments. The Allocation Period is the only time during which amounts may be allocated to a series. At its discretion, prior to the beginning of an Allocation Period, Aetna may specify a minimum amount per transfer and per Purchase Payment amount for each series. A new series will be established for each Allocation Period.

3. Guaranteed Period - The length of time to which the Guarantee applies for a series. This period will be specified for a series before its Allocation Period begins.

4. Maturity Date - The date at which the Guaranteed Period for that series will end and the GET Fund Record Units for that series will be liquidated. Another accumulation option must then be elected. If no such election is made by the Maturity Date, Contract Values based on that GET Fund series will be transferred to Aetna Variable Encore Fund. Transfers made for this reason will not be counted as one of the four free transfers. The Maturity Date will be specified before the Allocation Period for that series begins.

5. Guarantee - Aetna guarantees that on a series' Maturity Date if the value of each GET Fund Record Unit then outstanding in that series is less than the value of that Record Unit at a date specified before the Allocation Period began, such date being the beginning of the Guaranteed Period, it will transfer to the Separate Account, from its General Account, any amount necessary to bring that Record Unit value to the guaranteed level. This Guarantee does not apply to GET Fund Record Unit values withdrawn or transferred before the Maturity Date.

6. Net Return Factor - Separate Account: The Net Return Factor for GET Fund is equal to 1.0000000 plus the Net Return Rate.

EGET-HG                                1

       The Net Return Rate for each series of GET Fund, notwithstanding any other provision of this Contract is equal to:

       a. The value of the shares of that series of GET Fund held by the Separate Account at the end of a Valuation Period; minus

       b. The value of the shares of that series of GET Fund held by the Separate Account at the start of the Valuation Period; plus or minus

       c. The proportional share of taxes (or reserves for taxes) on the Separate Account (if any); divided by

       d. The total value of the GET Fund Record Units of the Separate Account for that series at the start of the Valuation Period; minus

       e. A daily actuarial charge at an annual rate of 1.25% for annuity mortality and expense risks and profit;

       f. A daily fee at an annual rate of .25% during the Guaranteed Period for Aetna's guarantee of Record Unit values and profit; and

       g. A daily administrative charge which will not exceed .25% on an annual basis.

       The Net Return Rate may be more or less than 0.

       The value of a share of a GET Fund series is equal to the net assets of that series divided by the number of outstanding shares of that series.

7. Withdrawals and Transfers - Withdrawals or transfers from a GET Fund series before the Maturity Date will be at the then applicable GET Fund Record Unit value, which may be more or less than the value guaranteed at the Maturity Date .

8. Election of an Annuity Option - Contract values based on any GET Fund series must be transferred to another accumulation option prior to election of an Annuity Option.

9.     Current Value shall include the sum of any GET Fund Record Units.

10. Unless specifically indicated otherwise in this endorsement, all references to Fund(s) in this Contract shall include each GET Fund series.


EGET-HG                                2

Endorsed and made a part of this Contract on July 1, 1987 or the effective date of the Contract whichever is later.



                                                     /s/ Dean E. Wolcott
                                                     President

EGET-HG                                3

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT



This Contract is hereby endorsed to include the following new provisions:

         During any calendar year, Aetna may be told to change the investment mix twelve times. Should Aetna allow additional changes, each may be subject to a fee of up to $10.

         Twelve transfers of Current Value (excluding transfers from the GA Account at the end of a Guaranteed Term) can be made during a calendar year period. Should Aetna allow additional transfers, each may be subject to a fee of up to $10.

Endorsed and made a part of this Contract effective May 1, 1989.




                                        /s/ John J. Martin
                                        President
                                        Aetna Life Insurance and Annuity Company

EIECVT-HI

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT



This Contract is hereby endorsed to add the following new provision under Surrender Value:

         No surrender fee is deducted:

         o On and after the tenth anniversary of the Effective Date of the Individual Account; or

         o From any portion of this Contract which is paid when the Reserve is $2,500 or less and no surrenders have been taken within the prior 12 months. If there is more than one Contract for the Annuitant, then this provision will only apply when the total in all of the Annuitant's Contracts is $2,500 or less.

Endorsed and made a part of this Contract on May 1, 1989 or the Effective Date of the Contract whichever is later.





                                        /s/ John J. Martin
                                        President
                                        Aetna Life Insurance and Annuity Company

EEISV-HI

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

This Contract is hereby endorsed as follows:

The definition of Separate Account under the Definition of Certain Terms or General Definitions section of the contract is hereby amended to read as follows:

       Separate Account: An account which buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized are credited or charged to this account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in a separate account and is not a trustee as to such amounts. These accounts generally are not guaranteed and are held at market value. The assets of such accounts, to the extent of reserves and other contract liabilities of the account, shall not be charged with other Aetna liabilities.

Endorsed and made a part of the Contract.



                                                /s/ Edmund F. Kelly
                                                President
                                                Aetna Life Insurance and Annuity



EGISA-IA

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT


This Contract is endorsed to provide an additional accumulation option. This option does not replace or limit the use of any other option(s) available under this Contract. This option is know as TCI Growth. The use of this option is described and limited as follows:

1. TCI Growth is one of three portfolios of TCI Portfolios, Inc., a registered open-end management investment company.

2. All references to Fund(s) in this Contract shall include TCI Growth unless specifically indicated otherwise.

3. Net Return Factor - Separate Account: The Net Return Factor for TCI Growth is equal to 1.0000000 plus the Net Return Rate.

         The Net Return Rate for TCI Growth notwithstanding any other provisions of this Contract, is equal to:

         a. The value of shares of TCI Growth held by the Separate Account at the end of a Valuation Period; minus
         b. The value of shares of TCI Growth held by the Separate Account at the start of the Valuation Period; plus or minus
         c. Taxes (or reserves for taxes) on the Separate Account (if any); divided by
         d. The total value of the TCI Growth Record Units at the start of the Valuation Period; minus
         e. A daily actuarial charge at an annual rate of 1.25% for annuity mortality and expense risks and profits; and
         f. A daily administrative charge which will not exceed 0.25% on an annual basis.

         The Net Return Rate may be more or less than 0.

         The value of a share of TCI Growth is equal to the net assets of TCI Growth divided by the number of outstanding shares of TCI Growth.

         The daily administrative charge may be changed annually except for amounts which have been used to purchase an Annuity. This charge will not exceed 0.25% on an annual basis.


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



Endorsed and made a part of this Contract on February 1, 1993 or the effective date of the Contract, whichever is later.


                                        /s/ G. G. Benanav
                                        President
                                        Aetna Life Insurance and Annuity Company

                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

The Contract is hereby endorsed.

The term Valuation Period under Definitions is amended to read as follows:

       The period of time for which a Fund determines its net asset value, usually from 4:15 p.m. Eastern time each day the New York Stock Exchange is open until 4:15 p.m. the next such day, or such other day that one or more of the Funds determines its net asset value.

Endorsed and made a part of the Contract.





                                        /s/ G. G. Benanav
                                        President
                                        Aetna Life Insurance and Annuity Company

EVPE-IC

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                    Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

Add the following conditions to the Contributions, Valuation and Discontinuance Contributions or the Deposit, Reserve and Surrender Provision portion of the
Contract:

       The following distribution options may be elected by the Owner.

       (a) Estate Conservation Option (ECO): A distribution option under which a portion of the Individual Account Reserve Value will automatically be surrendered and distributed each year.

              (1)   An ECO payment will be determined in the following manner:

                    a. Payments will commence no earlier than the year in which the Owner attains age 70 1/2, and will be calculated on the full Reserve Value of the Individual Account, except as provided in b.

                    b. If Aetna maintains separate records of the value of the account as of December 31, 1986, (see below), payments made on or after the year in which the Owner attains age 75 will only be calculated on amounts contributed after December 31, 1986, plus all interest credited after that date. The method under this rule is only used upon election of the Owner and will no longer be effective if the Owner submits a withdrawal request in addition to a scheduled ECO payment from the Individual Account, at which time ECO payments will then be determined under a.

                           Aetna will maintain separate records if the Owner has not requested any withdrawals from his or her Individual Account since December 31, 1986. If a Owner attained age 70 1/2 prior to 1988 or is a Owner in a governmental or church Tax Deferred Annuity
                           (TDA) plan, the Owner must be retired in order to qualify under b.

              (2) Amount of Distribution: Each year that ECO is in effect, Aetna will calculate and distribute an amount equal to the minimum required distribution under the Code. The annual distribution will be determined by dividing the Individual Account Reserve Value, including any current loan(s) outstanding, as of December 31 of the year prior to the year for which the payment is to be made, by a life expectancy factor.

                    As elected by the Owner, the factor is either the single life or joint life expectancy based on tables in Section 401(a)(9) of the Code or related

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

                    regulations. If joint life expectancy is elected and the Owner or spouse dies, payments will be calculated based on the survivor's life expectancy.

                    These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Owner and his or her spouse, and such spouse must be named as the beneficiary of any death benefits under the Contract while ECO is in effect.

              (3) Minimum Reserve Value: At its discretion, Aetna may require a minimum initial Reserve Value for election of this option. If after election of this option the Reserve Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire balance of the Individual Account.

              (4) Date of Distribution: The Owner shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Owner attains age 70 1/2. Subsequent distributions will be made annually on June 15 or such other date Aetna may designate or allow.

              (5) Elections and Revocation: ECO may be elected by the Owner by submitting a completed and signed election form to Aetna's Home Office. If the Contract Owner has notified Aetna that the TDA Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 as amended, the Owner must also submit the appropriate joint and survivor annuity waiver and spousal consent form(s) to Aetna at its Home Office.

                    Once elected, this option may be revoked by the Owner by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once.

              (6) Reservation of Rights: Aetna reserves the right to change the terms of ECO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

       (b) Systematic Withdrawal Option (SWO): A distribution option under which a portion of the Individual Account Reserve Value will automatically be surrendered and distributed each year.

              (1) Amount of Distribution: The Owner may elect one of the two payment methods described below.

                    o Specified Amount: Payments of a designated dollar amount which must be no greater than 10% of the initial Reserve Value and shall


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

                           remain constant unless a higher amount is required under Code minimum distribution rules. Each year that the Specified Amount is in effect, Aetna will calculate the minimum required distribution under the Code and distribute this amount if it is larger than the amount elected by the Owner. The life expectancy factor for this purpose will be the Owner's life expectancy at the time of the election of this option, and with each subsequent calendar year the factor will be reduced by one. The minimum required distribution will be determined by dividing the Individual Account Reserve Value, including any current loan(s) outstanding, as of December 31 of the year prior to the year for which the payment is to be made, by a life expectancy factor. At its discretion, Aetna may require a minimum initial payment amount; or

                    o Specified Period: Payments which are made over a period of time which must be at least 10 years, unless otherwise required by Code minimum distribution rules. The maximum specified period will be limited by the Code minimum distribution rules. The annual amount paid each year is calculated by dividing the Individual Account Reserve Value as of December 31 of the prior year, including any outstanding loan(s), by the number of payment years remaining.

                    The life expectancy factor is either the single life or joint life expectancy, as elected by the Owner, based on tables in Section 401(a)(9) of the Code or related regulations. If the joint life expectancy is elected, upon the death of either the Owner or the spouse, the minimum required distribution for the Specified Amount payment method will continue to be calculated in the same manner as described in (b)(1). Payments upon the Owner's death will continue in the manner described above, unless the spouse elects an alternate payment mode. Any mode elected must provide payments to be made at least as rapidly as those made prior to the Owner's death.

                    These calculations may be changed as necessary to comply with the Code minimum distribution rules. The joint life expectancy factor can only be elected based on the joint life expectancy of the Owner and his or her spouse, and such spouse must be named as the beneficiary of any death benefits under the Contract while SWO is in effect.

              (2) Minimum Initial Reserve Value: At its discretion, Aetna may require a minimum initial Reserve Value for election of this option. If after election of this option the Reserve Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance of the Individual Account.

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

              (3) Date of Distribution: The Owner shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Owner attains age 70 1/2.

                    SWO payments will be made annually. Subsequent distributions will be made annually on June 15 or such other date Aetna may designate or allow.

              (5) Elections and Revocation: SWO may be elected by the Owner by submitting a completed and signed election form to Aetna's Home Office. If the Contract Owner has notified Aetna that the TDA Plan is subject to Title I of the Employee Retirement Income Security Act of 1974 as amended, the Owner must also submit the appropriate joint and survivor annuity waiver and spousal consent form(s) to Aetna at its Home Office.

                    Once elected, this option may be revoked by the Owner by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. SWO may be elected only once.

              (6) Reservation of Rights: Aetna reserves the right to change the terms of SWO for future elections and discontinue the availability of this option after proper notification. Aetna also reserves the right to allow payments to be made more frequently than annually.

Endorsed and made a part of the Contract on October 15, 1990 or the effective date of the Contract whichever is later.




                                        /s/ John J. Martin
                                        President
                                        Aetna Life Insurance and Annuity Company

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